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                                                                    EXHIBIT 21.1



                                                                 STATE OF
WHOLLY-OWNED SUBSIDIARIES OF REGISTRANT                       INCORPORATION
---------------------------------------                       -------------


Athens Brick Company                                            Delaware
Brookhollow of Virginia, Inc.                                   Virginia
Brookhollow Corporation                                         Delaware
        Brookhollow of Alexandria, Inc.                         Louisiana
        Brook Hollow Properties, Inc.                           Texas
        Brookhollow of North Carolina, Inc.                     North Carolina
        Southwestern Financial Corporation,
           formerly Clodine Properties Inc.                     Texas
Cemstar Inc.                                                    Texas
Creole Corporation                                              Delaware
Diamond Pro Inc.                                                Texas
Dolphin Construction Company                                    Louisiana
Louisiana Industries, Inc.                                      Louisiana
TXI Aviation, Inc.                                              Texas
TXI Cement Company, formerly TXI Structural Products, Inc.      Delaware
TXI Transportation Company                                      Texas


COMPANY 81% OWNED BY REGISTRANT
-------------------------------

Chaparral Steel Company                                         Delaware
        Castelite Steel Products Inc.                           Texas
        Ferrco Dallas, Inc.                                     Texas
        TA Joist Company                                        Delaware


COMPANIES 80% OWNED BY CHAPARRAL
--------------------------------

American Steel Transport, Inc.                                  Texas



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